Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100409 on Form S-3 and Registration Statements No. 333-51458, No. 333-08992, No. 333-38455, No. 333-04609, No. 333-112103, No. 33-53988, No. 33-19662, No. 2-87376, No. 33-33566, and No. 333-91389 on Form S-8 of Ault Incorporated and Subsidiaries of our report dated August 18, 2003 (August 29, 2003 as to Note 4), appearing in this Annual Report on Form 10-K of Ault Incorporated and Subsidiaries for the year ended May 30, 2004.

/s/   Deloitte & Touche LLP

Minneapolis, Minnesota
August 23, 2004

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